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                                                                   Exhibit 5.1
                       [Letterhead of Hunton & Williams]



                                October 7, 1999


NEWBRIDGE NETWORKS CORPORATION
600 March Road
Kanata, Ontario K2K 2E6
Canada


                         NEWBRIDGE NETWORKS CORPORATION
                       Registration Statement on Form S-4
                         Offering of Common Shares for
                              Proposed Merger with
                       Stanford Telecommunications, Inc.
                       ---------------------------------

Ladies and Gentlemen:

We have acted as United States counsel for Newbridge Networks Corporation, a corporation incorporated under the Canada Business Corporations Act (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 19,253,660 Common Shares, without par value, of the Company (the "Common Shares") issuable in connection with the proposed merger (the "Merger") of a subsidiary of the Company with Stanford Telecommunications, Inc. ("Stanford Telecom") pursuant to the Agreement and Plan of Merger dated June 22, 1999, as amended (the "Agreement and Plan of Merger"), by and among the Company, Saturn Acquisition Corp. and Stanford Telecom. The Common Shares registered under the Registration Statement comprise:

     (a) shares (the "Exchanged Shares") issuable in exchange for shares of common stock of Stanford Telecom pursuant to the Exchange Ratio (as defined in the Agreement and Plan of Merger) and pursuant to the Contingent Value Formula (as defined in the Agreement and Plan of Merger), but only to the extent that Common Shares are issued pursuant to the Contingent Value Formula at the time the Merger is consummated; and

     (b) shares (the "CVR Shares") that may be issuable pursuant to contingent value rights (the "Contingent Value Rights") that may be issued in connection with the Merger.
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NEWBRIDGE NETWORKS CORPORATION
October 7, 1999
Page 2

     We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for purposes of this opinion, including, among other things, the Agreement and Plan of Merger, which is contained in the Proxy Statement/Prospectus that forms a part of the Registration Statement. In this examination, except with respect to documents executed by officers of the Company in our presence, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproductions or certified copies, and the authenticity of the originals of such latter documents.

     For purposes of this opinion, we have assumed, with your permission, that the Registration Statement becomes and remains effective and that the parties to the Merger comply with all applicable Federal laws of the United States of America, the laws of each applicable state of the United States of America, the laws of each applicable province of Canada, and the laws of Canada applicable in each such province.

     Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     1. Upon issuance of the Exchanged Shares offered pursuant to the Registration Statement in accordance with the Agreement and Plan of Merger, the Exchanged Shares will be duly authorized, validly issued, fully paid and nonassessable.

     2. Upon maturity of the Contingent Value Rights and the issuance of the CVR Shares therefor, if any, offered pursuant to the Registration Statement in accordance with the terms of Contingent Value Rights, the CVR Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We are members of the bar of the State of New York and, accordingly, we express no opinion as to the effect of the laws of any jurisdiction other than the Federal laws of the United States of America and the laws of the State of New York upon the matters referred to herein, in each case as such laws are in effect on the date hereof. With respect to matters expressed herein relating to the Company, to the extent such matters are governed by the laws of the Province of Ontario and the laws of Canada applicable therein, we have relied on the opinion of Osler, Hoskin & Harcourt of even date herewith filed as Exhibit 5.2 to the Registration Statement.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to statements referring to us under the caption "Legal Matters" in the Proxy Statement/Prospectus. By giving such consent, we do not admit that we are within the category of
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NEWBRIDGE NETWORKS CORPORATION
October 7, 1999
Page 3


persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                         Very truly yours,

                                         /s/ HUNTON & WILLIAMS